EXHIBIT 10(b)
                               AGREEMENT FOR THE SALE
                                         OF
                      GULFSTREAM III AIRCRAFT SERIAL NUMBER 311


             THIS AGREEMENT, including all attachments, is made and entered into this 24 day of March, 1994 by and between GULFSTREAM AEROSPACE CORP., a Georgia corporation having its principal place of business at Savannah International Airport and mailing address at Post Office Box 2206, Savannah, Georgia 31402 2206 (hereinafter "SELLER"), and GOLDEN NUGGET AVIATION CORP., a Nevada corporation having its principal place of business at 241 East Reno, Las Vegas, Nevada 89119 (hereinafter "BUYER").

                                 W-I-T-N-E-S-S-E-T-H

             WHEREAS, SELLER desires to sell and BUYER desires to purchase, under the terms and conditions of this Agreement, the aircraft hereinafter described.

             NOW, THEREFORE, SELLER and BUYER (hereinafter "Parties") hereby agree as follows:

                                      ARTICLE I
                               SUBJECT MATTER OF SALE

          A. General
             _______
             SELLER shall sell and deliver to BUYER, and BUYER shall purchase from SELLER, one (1) Gulfstream III Model G1159A aircraft, Serial Number 311 (hereinafter the "Aircraft"), which is equipped with two (2) Rolls Royce Spey engines bearing manufacturer's Serial Numbers 11025 and 11026.

          B. Equipment
             _________
             The items listed in Attachment A, "Equipment Items" will be delivered with the Aircraft at the Delivery Time.

                                     ARTICLE II
                                      DELIVERY

          A. Tender of Aircraft for Delivery
             _______________________________
             SELLER shall tender the Aircraft for delivery to BUYER in Savannah, Georgia, 1) in good operating condition, 2) with U.S. Airworthiness Directives, mandatory service bulletins and mandatory inspections due at Delivery Time complied with, and, 3) with a standard Airworthiness Certificate in a "AS IS WHERE IS" condition on or about March 31, 1994 (hereinafter the "Scheduled Delivery Date").

          B. Inspection and Correction of Discrepancies
             __________________________________________
             Prior to acceptance by BUYER, the Aircraft shall be subject to inspection and/or flight test, at BUYER'S expense, of not more than two (2) hours duration participated in by not more than two
          (2) of BUYER'S representatives to confirm that the Aircraft meets the terms of this Agreement. If the Aircraft does not conform to the specifications in Article I or does not meet the standards as set forth in Section A of this Article II, BUYER shall not be obligated to accept the Aircraft unless SELLER shall, within a reasonable time after the Scheduled Delivery Date, agree to correct at its expense any discrepancies disclosed by such inspection or flight test. If any such discrepancy is judged to be major by either Party, the correction will be decided upon by mutual agreement.

          C. Failure of SELLER to Correct Discrepancies
             __________________________________________
             If SELLER elects not to agree to correct the discrepancies disclosed by BUYER'S inspection to the satisfaction of BUYER, SELLER will immediately refund any portion of the Purchase Price paid by BUYER, and neither Party shall have any obligation to the other or liability resulting from this Agreement.

          D. Delivery Time
             _____________
             When the Aircraft is tendered to BUYER in good operating condition with a standard Airworthiness Certificate under Section A of this Article II, or upon correction of any discrepancies under Section B of this Article II, this shall be referred to herein as the "Delivery Time".

          E. BUYER'S Acceptance
             __________________
             At the Delivery Time, BUYER shall execute a Memorandum of Delivery on a form to be provided by SELLER and pay to SELLER the amount due under Article III, Section D(1). SELLER shall deliver to BUYER a Bill of Sale for the Aircraft on a form approved by the Federal Aviation Administration (hereinafter "FAA"). This exchange of documents and payment of the amount due under
          Article  III, Section D(1) shall  constitute  acceptance  of  the
          Aircraft by BUYER. Upon BUYER'S acceptance, title to the Aircraft shall pass from SELLER to BUYER and such acceptance shall be conclusive as to the Aircraft's compliance with the terms of this Agreement.

          F. Failure of BUYER to Accept Aircraft at Delivery Time
             ____________________________________________________
             If BUYER does not meet its obligation to accept the Aircraft at the Delivery Time, any unpaid balance of the Purchase Price shall become due and payable immediately, and SELLER may impose reasonable charges for storage of the Aircraft.

          G. Failuree of BUYER to Accept Aircraft Subsequent to Delivery Time
             ________________________________________________________________
             If BUYER does not accept the Aircraft at the Delivery Time, as signified by its failure to pay the balance of the Purchase Price due under Article III, Section A, SELLER may at its election terminate this Agreement and sell the Aircraft to another person. If SELLER sells the Aircraft under this Section G, it shall retain any amounts received from such sale of right, and SELLER may retain any amounts received from BUYER under this Agreement
          as liquidated damages  in full.   No part of  such amounts  shall
          constitute a penalty.

                                     ARTICLE III
                          PURCHASE PRICE AND PAYMENT TERMS

          Section A
            Basic Purchase Price: SIX MILLION FOUR HUNDRED THOUSAND U.S.
          DOLLARS             ($6,400,000.00)

          Section B
            Completion Price: TWO MILLION ONE HUNDRED THOUSAND U.S.
          DOLLARS                  ($2,100,000.00)

          Section C
            The Total Purchase Price shall be the sum of the Basic Purchase Price plus the Completion Price.

          Section D
            The Total Purchase Price shall be paid in accordance with the following schedule:

            (1) a payment of SEVEN MILLION U.S. DOLLARS ($7,000,000.00), less $100,000.00 previously received, shall be due and payable after satisfactory prepurchase inspection and functional flight check (which shall also be the Delivery Time).

            (2) a second payment of FIVE HUNDRED THOUSAND U.S. DOLLARS ($500,000.00) shall be due and payable upon tender of the Aircraft at Long Beach for refurbishment of the interior .

            (3) a third payment of FIVE HUNDRED THOUSAND U.S. DOLLARS ($500,000.00) shall be due and payable when BUYER is notified by SELLER that the Aircraft is 50% through the refurbishment of the interior.

            (4) a final payment of FIVE HUNDRED THOUSAND U.S. DOLLARS ($500,000.00), and the amount due pursuant to all Work Change Requests, shall be due and payable upon completion of the refurbishment of the interior.

          E. Form of Payment
             _______________
             The Purchase Price shall be paid at Savannah, Georgia in United States Dollars in cash by check, or by bank transfer to a bank specified by SELLER.

             Time is of the essence in the payment of all obligations under this Article III. All payments not received when due shall bear interest at two (2) percentage points above the prime rate charged by the Chemical Bank, New York, New York, on the date due, provided such interest rate shall not exceed the maximum rate permitted by law.

          F. Taxes
             _____
             BUYER indemnifies and holds SELLER harmless from the payment or assessment of any tax other than taxes on income, related penalties and attorney's fees, including all duties, imposts, tariffs or other similar levies applicable to the sale, or to the use or transportation of the Aircraft after acceptance by BUYER.

                                     ARTICLE IV
                                WARRANTIES - GENERAL

          A. Title, Liens and Encumbrances
             _____________________________
             SELLER warrants that it has good title to the Aircraft, the right to sell the Aircraft, and that the Aircraft is free and clear of all liens, charges and encumbrances.

          B. Condition of Aircraft
             _____________________
             SELLER has inspected the  Aircraft and warrants that  it is in
          an airworthy condition.   SELLER has no  knowledge of defects  in
          the Aircraft.

                                      ARTICLE V
                           DISCLAIMER OF OTHER WARRANTIES

             ALL OTHER WARRANTIES WHETHER EXPRESS, IMPLIED, OR STATUTORY, SUCH AS WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXCLUDED AND DISCLAIMED TO THE EXTENT THAT THEY EXCEED THE WARRANTIES PROVIDED UNDER ARTICLE IV OF THIS AGREEMENT, WHICH WARRANTIES COMPRISE SELLER'S ENTIRE RESPONSIBILITY WITH RESPECT TO ANY FAILURE OR DEFECT IN THE AIRCRAFT TO THE EXCLUSION OF ALL OTHER LIABILITY IN TORT (WHETHER FOR SELLER'S OWN NEGLIGENCE OR OTHERWISE, INCLUDING CLAIMS OF SELLER'S NEGLIGENCE IN INSPECTION OR REPAIR OF THE AIRCRAFT AT
          ANY TIME PRIOR TO THE DELIVERY TIME AS DEFINED HEREIN) OR IN CONTRACT, INCLUDING ANY LIABILITY OF SELLER WITH RESPECT TO INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF USE. BUYER FURTHER ACKNOWLEDGES THAT THIS AIRCRAFT IS BEING ACCEPTED "AS IS" WITHOUT ANY WARRANTIES EXCEPT FOR THOSE WARRANTIES IN
          ARTICLE IV.

                                     ARTICLE VI
                  INDEMNIFICATIONS WITH RESPECT TO CASUALTY LOSSES

          A. Damage to or Loss of Aircraft
             _____________________________
             (1) SELLER shall bear all risk of damage to or loss of the Aircraft prior to the Delivery Time.

            (2) BUYER shall bear all risk of damage to or loss of the Aircraft after the Delivery Time whether BUYER accepts the Aircraft or does not meet its obligation to accept the Aircraft under Section E of Article II.

          B. Return to SELLER'S Custody
             __________________________
             If after acceptance of the Aircraft, the Aircraft remains in, or is returned to SELLER'S care, custody, or control for any purpose, BUYER shall defend, indemnify, and save SELLER harmless from any loss, damage or liability for damage to or loss of the Aircraft while in flight arising out of or by reason of any such care, custody, or control.

                                     ARTICLE VII
                    SELLER SUPPLIED SERVICES, MATERIALS, AND DATA

          A. Aviation Fuel
             _____________
             SELLER will provide the aviation fuel and oil required to conduct such delivery, test flights and training flights as are necessary. BUYER will pay for such aviation fuel and oil at current prices.

                                    ARTICLE VIII
                                    MISCELLANEOUS

          A. Notice
             ______
             Any notice given under this Agreement shall be sent by registered mail, certified mail or telecopy to the recipient Party at the address shown above. A notice shall be deemed given when received.

          B. Scope of Agreement
             __________________
             The terms and conditions contained in this Agreement constitute the entire Agreement between the Parties with respect to the purchase and sale of the Aircraft and shall supersede all communications, representations, or agreements, either oral or written between the Parties.

          C. Modification of Agreement
             _________________________
             This Agreement may not be changed or modified except by an instrument in writing executed subsequent to the date hereof by authorized representatives of both Parties.

          D. Section Headings
             ________________
             Section headings used herein are merely descriptive and used for convenience only. No amplification or limitation of language contained in a particular section shall be implied from the section heading thereof.

          E. Assignment
             __________
             This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns, but this Agreement may not be voluntarily assigned in whole or in part by BUYER without the prior written consent of SELLER, which consent shall not be unreasonably withheld.

          F. Governing Law and Forum
             _______________________
             This  Agreement   shall  be   construed  and   interpreted  in
          accordance with the laws and in the courts of the State of Georgia.

          G. Arbitration
             ___________
             Any controversy or claim between the parties arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Savannah, Georgia by three (3)
          arbitrators under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") and administered by the AAA. Each party shall appoint one (1) arbitrator. The two (2) arbitrators thus appointed shall choose the third arbitrator, who shall act as chairman. If within thirty (30) days after the receipt of a party's notification of the appointment of its arbitrator the other party has not notified the first party of the arbitrator he has appointed, the first party may request the AAA to appoint the second arbitrator. If within thirty (30) days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of the third arbitrator, either party may request the AAA to appoint the third arbitrator from the panel of the AAA pursuant to the Rule 15 of the Commercial Arbitration Rules of the AAA. Any award issued under this Section shall be entitled to enforcement in any court having jurisdiction.

          H. Refurbishment
             _____________
             The Total Purchase Price of this aircraft includes a new manufactured interior for Serial Number 311 to be completed by our Gulfstream Long Beach facility. Refurbishment on this aircraft will begin after title passage on or about March 31, 1994. The refurbishment will be done in accordance with the attached Gulfstream III Refurbishment Agreement Specification # LB0149 and BUYER will be entitled to the inspection rights and warranty provisions (with respect to the refurbishment) as and only as set forth in the attachment.

          I. Gross Weight Increase
             _____________________
             After transfer of title, ASC 70  (Gross Weight Increase) shall
          be  accomplished   on   this   aircraft   during   the   interior
          refurbishment at our Gulfstream, Long Beach facility.

             IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives as of the date first written above.

          GULFSTREAM AEROSPACE CORPORATION   GOLDEN NUGGET AVIATION CORP.
          ________________________________   ____________________________
          (SELLER)                           (BUYER)

          BY:    C. RICHARD BEINE          BY:    ROBERT HECHT
                 _______________________          _____________________________
          TITLE: Regional Vice President   TITLE: Director of Flight Operations

                                    ATTACHMENT A
                                    ____________
                               GULFSTREAM III, S/N 311
                               _______________________
                            STATUS AS OF JANUARY 11, 1994

                           _____________________________


    Total Time on Aircraft                                 4718 Hours

    Total Cycles                                           1881 Landings

    Year of Manufacture                                    1980


    ENGINES                    LEFT           RIGHT        7000   Hr. TBO
    _______                    ____           _____

    Serial Number              11025          11026

    Time Since New             4601 Hours     4602 Hours

    Time Since Midlife         409 Hours      317 Hours

    Time to Overhaul           2499 Hours     2498 Hours

    10 Year Inspection Due     Oct 2000       Oct 2000


    APU PART NUMBER - GTC-36-100

    APU SERIAL NUMBER - P-105

    Time Since New - 4821 Hours

    Time Since Overhaul - 2756 Hours

    Time Since Hot Section - 1373 Hours


    72 Month Inspection Due September 1998

    Wing & Vertical Tail Inspections Complete


                                      EXTERIOR
                                      ________

    Painted January 1991

    White with Light Blue and Gold Stripe

          GIII, S/N 311


                                      AVIONICS
                                      ________

    Dual                Honeywell           FZ-500         Flight Director
    Dual                Collins             618-M          VHF COMM
    Dual                Collins             51RV           VHF NAV
    Dual                Collins             51Y7A          ADF
    Dual                Collins             860-E          DME
    Dual                Collins             621A           Transponder
    Dual                Collins             718-U          HF COMM
                        Collins             860-F          Radio Altimeter
                        Collins             54W-1C         Comparator
                        Collins             VHF-20B        Emergency Comm
    Dual                Litton              LTN 72RL       INS
                        Motorola            NA-135         Selcal
                        Bendix              RDR-1200       Color Radar
                        Bendix              IU-2023B       Check List


                                    MISCELLANEOUS
                                    _____________

    Sundstrand GPWS Mark II                 Fairchild Cockpit Voice Recorder
    Fairchild Cockpit Data Recorder         D.T.I. Security System
    Jet 823 Power Supply                    Dorne & Margolin ELT-6
    Dual Rad-Bar Altimeters

                          GULFSTREAM AEROSPACE CORPORATION

                              4150 Donald Douglas Drive
                            Long Beach, California  90808
                      Telephone (310) 420-1818   Telex:  656483


                       GULFSTREAM III REFURBISHMENT AGREEMENT

            THIS AGREEMENT, made and entered into this 24 day of March, 1994, by and between GULFSTREAM AEROSPACE CORP., a California corporation, having its principal place of business at Long Beach Municipal Airport, Long Beach, California, and its mailing address at 4150 Donald Douglas Drive, Long Beach, California 90808 (hereinafter "SELLER") and GOLDEN NUGGET AVIATION CORP., located at 241 E. Reno, Las Vegas, Nevada 89119.

                                     WITNESSETH:
                                     __________

             WHEREAS, SELLER desires to undertake the refurbishment (hereinafter the "Refurbishment") of BUYER'S Gulfstream III Aircraft Serial Number 311 (hereinafter the "Aircraft"), and BUYER desires to purchase, under the terms and conditions of this agreement, (hereinafter the "Agreement") the Refurbishment hereinafter described.

             NOW, THEREFORE, the parties hereto agree as follows:

                                      ARTICLE I
                               SUBJECT MATTER OF SALE

             SELLER will undertake to complete the Aircraft in accordance with the attached document titled "Gulfstream Aerospace Corporation Interior Refurbishment Specification for GOLDEN NUGGET AVIATION CORP. GULFSTREAM III, SERIAL NUMBER 311, dated 25 February 1994", attached as Appendix A hereto.

             To accomplish the Refurbishment in accordance with Appendix A hereto, and meet the delivery Schedule as specified in Section
          2.1 herein, the SELLER requires the following documents executed by BUYER and SELLER no later than March 31, 1994.

            (a)  Refurbishment Specification (Appendix A);
            (b) Interior Materials and Color Specification and Styling drawings
            (c)  Galley Layout Drawings

             The work specified in this Agreement may be changed by mutual agreement of BUYER and SELLER. Such an agreement shall be in the form of a Work Change Request attached and referred to herein as Appendix B and will be signed by BUYER and SELLER prior to initiating any work required by such change and shall include any adjustment in price, weight and refurbishment inspection time, as hereinafter defined, required by the change.

                                     ARTICLE II

                               DELIVERY AND ACCEPTANCE

          Section 2.1  Tender of Aircraft for Inspection
          ___________
            SELLER shall tender the refurbished aircraft to BUYER for inspection at a mutually agreed to location, twenty-two (22) weeks after the Aircraft is inducted into the Gulfstream Aerospace Completion Center, which will not be later than March 31, 1994.

          Section 2.2 Inspection and Correction of Discrepancies
          ___________
             BUYER shall have the opportunity to inspect and/or flight test the Aircraft. Upon correction of all discrepancies which may be found, SELLER shall tender the Aircraft to BUYER at SELLER'S plant at Long Beach Municipal Airport in Long Beach, California; this shall be known as the "Refurbishment Acceptance Time".

             At the Refurbishment Acceptance Time, BUYER shall remit the balance of the Refurbishment Price, and all risk of loss for the completed Aircraft shall pass to BUYER.

          Section 2.3  Aviation Fuel
          ___________
             SELLER will provide the aviation fuel and oil required to complete the work specified herein and to conduct such ferry and test flights as are necessary. BUYER will pay for such fuel and oil at current prices as an additional item.

          Section 2.4 Flight Crews
          ___________
             At the request of BUYER, SELLER will furnish flight crews for ferry/test flights. BUYER will pay SELLER'S reasonable charges for such services including the crew's expenses and transportation.

                                     ARTICLE III
                                   TECHNICAL DATA

          Section 3.1
          ___________
             The work hereunder will be performed in accordance with the following documents:

            (a)  Refurbishment Specification  (Appendix A)
            (b)  Work Change Requests   (Appendix B)
            (c)  Applicable Interior, Furnishings, and Styling Drawings
            (d)  Interior Materials and Color Specifications

          Section 3.2 Drawings and Other Data
          ___________
             Upon completion of the work specified herein, SELLER will supply BUYER with a complete set of electrical and radio diagrams covering additions made by SELLER and a corrected copy of the existing weight and balance report.

                                     ARTICLE IV
                                     WARRANTIES

          Section 4.1 Warranty - General
          ___________
             SELLER warrants that, with respect to the refurbishment, the work performed under this agreement shall conform to the final specifications, drawings, photos, and other descriptions agreed to in writing and such work shall be free from defects in material and workmanship. This warranty shall not extend to any unit, instrument, component, accessory or part manufactured by a person other than SELLER. SELLER shall endeavor to obtain the best possible warranties from such persons in favor of BUYER. This warranty shall remain in effect for a period of time ending twelve (12) months after the Refurbishment Acceptance Time.

                                      ARTICLE V
                                  EXCUSABLE DELAYS

             SELLER will use its best efforts to complete the work by the date promised in this Agreement. SELLER shall not be in default hereunder or held liable for a delay in the completion of the work due to any cause not reasonably within its control. Such causes include, but are not limited to, acts of God, force majeure; any act of government; delay in transportation; strikes or labor trouble causing cessation, slow-down, or interruption of work; or the inability after due and timely diligence of SELLER to procure materials, accessories, equipment or parts necessary to the completion of the work under this Agreement.

                                     ARTICLE VI
                                    MISCELLANEOUS

          Section 6.1  Representation
          ___________
             BUYER'S representatives shall have reasonable access to SELLER'S facilities and the Aircraft while the work is being performed. SELLER'S regulations concerning employees and facilities will be observed by such representatives. SELLER will designate a person for establishing liaison between BUYER'S representatives and the Gulfstream Completion Center Vice President and General Manager's Staff in matters pertaining to the work to be performed under this Agreement.

          Section 6.2  Work Performance Standards
          ___________
             The work on the Aircraft as outlined in this Agreement and as performed by SELLER will be in accordance with applicable standards established by the Federal Aviation Administration (hereinafter "FAA"). Proof of compliance will be submitted to the FAA by SELLER as required. SELLER will transmit all necessary FAA forms properly completed and approved to BUYER. Further, the work will also be in accordance with standards developed by SELLER'S Engineering Department. The general design, the systems design, and the choice of construction, fabrication and installation techniques are the sole responsibility of SELLER.

          Section 6.3  Labor and Material
          ___________
             SELLER will perform all labor and furnish all material necessary for the Refurbishment of the work specified herein except as otherwise provided.

          Section 6.4  Taxes
          ___________
             California sales taxes are not considered to be applicable to this sale and will not be invoiced to the BUYER for the following reasons:

               (a) Delivery to the BUYER, of the articles sold and/or works performed hereunder, will be made to a location to be determined at a later date.

               (b) BUYER hereby certifies that the articles sold and/or works performed in accomplishing the refurbishment specified herein are purchased for use outside the State of California.

             BUYER indemnifies and holds Gulfstream Aerospace Corporation harmless from the payment or imposition of any tax imposed for any articles sold or used hereunder and for any work performed hereunder under the provisions of the California Sales and Use Tax Act, or any other similar tax at the place of delivery, plus any penalties or interest or attorney's fees connected with the imposition of any such sales or use tax in connection with the articles sold or used for the work performed hereunder.

          Section 6.5  Federal Government Taxes
          ___________
             BUYER indemnifies and holds SELLER harmless from the payment or assessment of any Federal Government tax, related penalties and attorney's fees, including all duties, imposed tariffs, or other similar levies applicable to the sale, use, or transportation of the articles sold or any work performed under this Agreement, not including taxes on income.

          Section 6.6  Collection of Taxes
          ___________
             If SELLER is required to collect any tax under the Refurbishment Agreement, and BUYER has not furnished appropriate evidence of exemption, the amount thereof shall be added to the price agreed upon for the work to be performed under this Agreement.

          Section 6.7 Transfer of Rights
          __________
             This Agreement shall inure to the benefit of and be binding upon both SELLER, BUYER and their respective successors and assigns including, specifically any person who acquires the Aircraft from BUYER by purchase. BUYER will promptly give SELLER notice of the identity of any successor or assign.

          Section 6.8 Governing Law and Forum
          ___________
             This  Agreement   shall  be   construed  and   interpreted  in
          accordance with the laws  and in the courts  of the State of  New
          York.

                                    ARTICLE VIII
                                      EXECUTION

            NOW, THEREFORE, the parties hereto have caused this Agreement to be executed by their duly authorized representative.


          GULFSTREAM AEROSPACE CORPORATION   GOLDEN NUGGET AVIATION CORP.
          ________________________________   ____________________________
          (SELLER)                           (BUYER)

          BY:   C. RICHARD BEINE            BY:   ROBERT A. HECHT
                _______________________           _____________________________
          ITS:  Regional Vice President     ITS:  Director of Flight Operations

          DATE: 24 March 1994               DATE: March 24, 1994
                _______________________           _____________________________

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